Exhibit 99.1


     Delek US Holdings to Increase Investment in Lion Oil Company

    --  Signs Agreement To Acquire Additional 6% Interest

    --  Completes Purchase of 28% Interest

    BRENTWOOD, Tenn.--(BUSINESS WIRE)--Aug. 23, 2007--Delek US Holdings, Inc. (NYSE: DK) today announced that it has signed a definitive agreement to acquire additional common shares of Lion Oil Company ("Lion Oil"). The additional Lion Oil shares equal an interest of approximately 6.24% in Lion Oil, and will bring Delek's total equity interest in Lion Oil to approximately 35%. Total cash to be paid for the additional interest is approximately $23 million. The transaction is subject to customary closing conditions and governmental approvals and is anticipated to close during the third quarter of this year.

    Delek also announced that it has completed the acquisition of a 28.34% interest in Lion Oil. Total cash paid to the selling shareholders by Delek was approximately $65.4 million in the aggregate. As part of the transaction, Delek also issued 1,916,667 shares of its common stock, or 3.7% of its issued and outstanding shares, to TransMontaigne Inc., a wholly-owned subsidiary of Morgan Stanley Capital Group Inc.

    Uzi Yemin, President and Chief Executive Officer of Delek, said "We are pleased to finalize our initial investment in Lion Oil, and look forward to completing the additional investment soon. We believe that this investment enhances our portfolio and fits with our future plans."

    Lion Oil, a privately held company, owns and operates a 75,000 barrel per day, high conversion crude oil refinery in El Dorado, AR, three crude oil pipelines and two refined petroleum products terminals in Memphis and Nashville, TN. The two terminals supply products to some of Delek's 188 convenience stores in the Memphis and Nashville, TN markets.

    About the Company: Delek US Holdings, Inc. is a diversified energy business focused on petroleum refining, marketing and supply of refined products, and retail marketing of fuel and general merchandise. The refining segment operates a high conversion, independent refinery, with a design crude distillation capacity of 60,000 barrels per day, in Tyler, Texas. The marketing and supply segment markets refined products through its terminals in Abilene, Texas and San Angelo, Texas as well as other third party terminals. The retail segment markets gasoline, diesel and other refined petroleum products and convenience merchandise through a network of company-operated retail fuel and convenience stores, operated under the MAPCO Express(R), MAPCO Mart(TM), East Coast(R), Discount Food Mart(TM) , Fast Food and Fuel(TM) and Favorite Markets(R) brand names.

    Safe Harbor Provisions Regarding Forward-Looking Statements: This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning our current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are "forward-looking statements," as that term is defined under the federal securities laws.

    Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include but are not limited to: our competitive position and the effects of competition; the projected growth of the industry in which we operate; changes in the scope, costs, and/or timing of capital projects; management's ability to execute its strategy of growth through acquisitions and transactional risks in acquisitions; general economic and business conditions, particularly levels of spending relating to travel and tourism or conditions affecting the southeastern United States; risks and uncertainties with the respect to the quantities and costs of refined petroleum products supplied to our pipelines and/or held in our terminals; potential conflicts of interest between our majority stockholder and other stockholders; and other risks contained in our filings with the Securities and Exchange Commission.

    Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Delek US undertakes no obligation to update or revise any such forward-looking statements.

    CONTACT: Delek US Holdings, Inc.
             Investor Relations Contact:
             Assi Ginzburg, 615-224-1179
             Vice President of Strategic Planning
             or
             U.S. Media Contact:
             Lovell Communications Inc.
             Paula Lovell, 615-297-7766 or 615-972-2964 (Cell)
             or
             Israel Media Contact:
             Arad Communications
             Lior Chorev, 011-972-3-644-0404